                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 27, 1998


                          Reliance Group Holdings, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                1-8278                    13-3082071
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(State or Other Jurisdiction     (Commission               (IRS Employer
      of Incorporation)          File Number)              Identification No.)

      Park Avenue Plaza, New York, New York                         10055
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     (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   212-909-1100


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Current Report on Form 8-K is being filed by Reliance Group Holdings, Inc., a Delaware corporation (the "Company").

Item 2.  Acquisition or Disposition of Assets.

         On February 27, 1998, the Company's subsidiary, Reliance Insurance Company ("RIC"), sold (the "Sale") to LandAmerica Financial Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("LandAmerica"), all of the outstanding shares of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company, the Company's title insurance operations, for (a) cash in the aggregate amount of $266.6 million,
(b) 4,039,473 shares of Common Stock of LandAmerica (approximately 26.8% of the shares of LandAmerica's outstanding Common Stock) and (c) $110,000,000 aggregate liquidation preference (2,200,000 million shares) of 7% Series B Cumulative Convertible Preferred Stock of LandAmerica (the "Series B Preferred Stock"). The amount of consideration was determined by arms-length negotiation between the parties. The Series B Preferred Stock is initially convertible, except by RIC and its affiliates as described below, into 4,824,561 shares of Common Stock. The Sale was completed pursuant to the terms of an Amended and Restated Stock Purchase Agreement, dated as of December 11, 1997 by and among, RIC, the Company, LandAmerica and LandAmerica's subsidiary, Lawyers Title Insurance Corporation (the "Stock Purchase Agreement").

In connection with the Sale, the following agreements were executed and delivered:

(a)      Stock Purchase Agreement described above.

(b) Voting and Standstill Agreement (the "Voting and Standstill Agreement"), dated February 27, 1998, among LandAmerica, RIC and the Company which (i) gives RIC the right to designate three directors to LandAmerica's Board of Directors; (ii) prohibits RIC and its affiliates from acquiring additional shares of Common Stock or Series B Preferred Stock (except as provided in the Voting and Standstill Agreement);
         (iii) requires RIC to vote the Common Stock in certain manners depending upon the matter that is subject to a vote of LandAmerica's shareholders; (iv) requires the sale of all 4,039,473 shares of Common Stock received by RIC from LandAmerica pursuant to the Stock Purchase Agreement within 6 1/2 years after February 27, 1998 (subject to extension as provided in the Voting and Standstill Agreement); (v) requires RIC, with respect to the Series B Preferred Stock received by RIC from LandAmerica and any shares of Common Stock received upon conversion of such shares of Series B Preferred Stock, to sell so many of the shares of Series B Preferred Stock or shares of Common Stock received upon conversion thereof held by it or its affiliates as is necessary to reduce the RIC ownership percentage to less than 20% of LandAmerica's outstanding shares by not later than 8 1/2 years after February 27, 1998 (subject to extension as provided in the Voting and Standstill Agreement); (vi) restricts the ability of RIC and its affiliates to convert the shares of Series B Preferred Stock then held by them until all of the 4,039,473 shares of Common Stock (and certain additional shares that may be issued with respect to such shares) have been sold to persons that are not, at the time of the sale, conveyance or transfer, an affiliate of RIC, provided that such restriction shall not apply upon the occurrence of certain specified events set forth in the Voting and Standstill Agreement; and (vii) prohibits the knowing transfer of the Common Stock and Series B Preferred Stock to any person or group if, as a result of such transfer, such person or group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock of LandAmerica (subject to exceptions set forth in the Voting and Standstill Agreement).

(c)      Registration Rights Agreement, dated as of February 27, 1998, between

         LandAmerica and RIC pursuant to which LandAmerica registered with the Securities and Exchange Commission the resale by RIC of the Common Stock and Series B Preferred Stock under the Securities Act of 1933, as amended, and agreed to use its best efforts to maintain the effectiveness of such registration for specified time periods.

In addition to the foregoing, LandAmerica's Articles of Incorporation were amended to create the Series B Preferred Stock. Shares of Series B Preferred are convertible at any time at the option of the holder (other than RIC and its affiliates as described in clause (b) above) into shares of Common Stock at an initial conversion price of $22.80 per share of Common Stock (approximately
2.193 shares of Common Stock for each share of Series B Preferred Stock) or 4,824,561 shares of Common Stock in the aggregate. The provisions of the Series B Preferred Stock contain covenants that will entitle RIC to certain rights in specific default situations. Upon the occurrence of certain events, RIC will be entitled to additional seats on LandAmerica's Board of Directors, and RIC and its affiliates will no longer be subject to certain restrictions under the Voting and Standstill Agreement. Such events include the following: (i) LandAmerica's combined ratio exceeds the weighted average of the combined ratios of certain predetermined comparable title insurance companies by more than five percentage points for any twelve month period and LandAmerica's claims-paying ability rating is downgraded by two ratings agencies to or below a rating of "BBB-"; (ii) LandAmerica fails to pay a dividend on the Series B Preferred Stock on one occasion, on two occasions, whether or not consecutive, and on three occasions, whether or not consecutive; and (iii) LandAmerica defaults on any of its material debt obligations in excess of $15.0 million (individually or at any one time in aggregate).

Item 7.  Financial Statements and Exhibits.

(b)      Pro forma financial information.

         The pro forma financial information relating to the Sale is set forth below:

                 RELIANCE GROUP HOLDINGS, INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997
                    (In thousands, except per-share amounts)


The following unaudited pro forma condensed consolidated statement of income of the Company and its subsidiaries for the year ended December 31, 1997, gives effect to the sale of the Company's title insurance operations to LandAmerica, assuming such sale took place as of January 1, 1997. The pro forma information is based upon the historical financial statements of the Company and the pro forma adjustments as described in the accompanying notes.




                                                                               Less:  Title                 Pro Forma
                                                                                  Insurance    -----------------------------------
                                                              Historical         Operations       Adjustments           Adjusted
                                                              ----------         ----------       -----------           --------
Revenues:
Premiums earned........................................     $   2,810,762     $    (863,746)   $           -         $   1,947,016
Net investment income..................................           294,971           (30,990)           7,700 (2)           271,681
Gain on sales of investments...........................            73,097            (1,596)               -                71,501
Other..................................................           263,806              -                   -               263,806
                                                            -------------     -------------    -------------         -------------
                                                                3,442,636          (896,332)           7,700             2,554,004
                                                            -------------     -------------    -------------         -------------

Claims and expenses:
Policy claims and settlement expenses..................         1,304,559           (41,473)               -             1,263,086
Policy acquisition costs and other
     insurance expenses................................         1,496,983          (789,853)               -               707,130
Interest...............................................            88,663               (43)               -                88,620
Other operating expenses...............................           311,210               -               (328)(2)           310,882
                                                            -------------     -------------    -------------         -------------
                                                                3,201,415          (831,369)            (328)            2,369,718
                                                            -------------     -------------    -------------         -------------


Income before income taxes and
     equity in investee company........................           241,221           (64,963)           8,028              184,286
Provision for income taxes.............................           (74,400)           22,729             (862)(2)          (52,533)
Equity in investee company.............................             7,675               -              8,370 (2)           16,045
                                                            -------------     -------------    -------------         -------------

Income from continuing operations......................     $     174,496     $     (42,234)   $      15,536         $     147,798
                                                            =============     =============    =============         =============

Basic per share information:
     Income from continuing operations.................          $   1.52                                                  $  1.29
                                                                 ========                                                  =======
Diluted per share information:
     Income from continuing operations.................          $   1.47                                                  $  1.25
                                                                 ========                                                  =======

See notes and assumptions to pro forma condensed consolidated statement of income and balance sheet.

                 RELIANCE GROUP HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)

The following unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 1997, gives effect to the sale of the Company's title insurance operations to LandAmerica, assuming such sale took place as of December 31, 1997. This pro forma information is based upon the historical financial statements of the Company and the pro forma adjustments as described in the accompanying notes.

                                                                                                      Pro Forma
                                                                                        --------------------------------------
ASSETS                                                              Historical            Adjustments                 Adjusted
------------------------------------------------------------------------------------------------------------------------------


Investments.....................................................    $     4,149,969       $     266,615 (1)     $    4,416,584
Premiums and other receivables..................................          1,460,426                   -              1,460,426
Reinsurance recoverables........................................          4,241,015                   -              4,241,015
Investment in investee companies................................            166,673             395,512 (1)            562,185
Other assets....................................................          1,025,784              54,009 (1)          1,079,793
Net assets of title insurance operations........................            288,619            (288,619)(1)              -
                                                                    ---------------       --------------        --------------

                                                                    $    11,332,486       $     427,517         $   11,760,003
                                                                    ===============       ===============       ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------


Unearned premiums...............................................    $     1,722,258       $           -         $    1,722,258
Unpaid claims and related expenses..............................          6,669,508                   -              6,669,508
Term loans and short-term debt..................................            253,083                   -                253,083
Debentures and notes............................................            650,000                   -                650,000
Accounts payable, accrued expenses and other....................          1,075,122             297,919 (3)          1,373,041
                                                                    ---------------       --------------        --------------

                                                                         10,369,971             297,919             10,667,890
                                                                    ---------------       --------------        --------------

Shareholders' equity:
     Common stock...............................................             11,486                   -                 11,486
     Additional paid-in capital.................................            542,049                   -                542,049
     Retained earnings..........................................            142,701             136,756 (3)            279,457
     Net unrealized gain on investments.........................            292,081              (7,158)(3)            284,923
     Net unrealized loss on foreign currency translation........            (25,802)                 -                 (25,802)
                                                                    ---------------       --------------        --------------

                                                                            962,515             129,598              1,092,113

                                                                    ---------------       --------------        --------------

                                                                    $    11,332,486       $     427,517         $   11,760,003
                                                                    ===============       =============         ==============

See notes and assumptions to pro forma condensed consolidated statement of income and balance sheet (unaudited).

RELIANCE GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND BALANCE SHEET (UNAUDITED)

(1) The unaudited pro forma condensed consolidated statement of income and balance sheet give effect to the sale of the Company's title insurance operations to LandAmerica for $266.6 million of cash, 4.039 million shares of LandAmerica common stock with a market value of $175.2 million, and LandAmerica's 7% preferred stock with a stated value of $110.0 million and an estimated market value of $220.3 million, and which is initially convertible into 4.825 million common shares. The estimated gain on sale is as follows:
                                                             (in thousands)

         Total proceeds....................................   $     662,127
         Expenses..........................................          12,000
                                                              --------------
         Net proceeds......................................         650,127

         Net assets of the title insurance operations......         288,619
                                                              --------------
                                                                    361,508

         Reversal of unrealized gain on title insurance
             investments held as available for sale........           7,158
                                                              --------------
                                                                    368,666

         Taxes on sale.....................................         120,019
                                                              -------------
         After-tax gain on sale............................         248,647
         After-tax deferred portion of gain................         111,891
                                                              -------------
         After-tax gain recognized at closing..............   $     136,756
                                                              =============

       The after-tax gain of $136.8 million has not been reflected in the accompanying unaudited pro forma condensed consolidated statement of income.

       The after-tax deferred gain is comprised of the following:

                                                               (in thousands)

         Pre-tax deferred gain.............................    $     165,900
         Deferred tax asset................................          (54,009)
                                                               -------------
         After-tax deferred gain on sale...................    $     111,891
                                                               =============

       The after-tax deferred gain on sale will be recognized as the equity securities of LandAmerica are sold.

       The Company owns approximately 26.8% of LandAmerica's outstanding common stock and 45% of LandAmerica common stock on a diluted basis. Accordingly, the Company will account for its investment in LandAmerica by the equity method of accounting for periods subsequent to the sale date.

(2) The pro forma adjustments to the unaudited 1997 condensed consolidated statement of income assume (i) a $7.7 million increase in net investment income resulting from the recognition of dividend income from the 7% convertible preferred stock of LandAmerica; taxed at 35%, after taking into consideration a dividend received deduction from the 7% convertible preferred stock dividends, resulting in pro forma tax expense of $.9 million, and (ii) a $.3 million reduction in other operating expenses resulting from lower goodwill amortization due to the elimination of goodwill attributable to the title insurance operations. No adjustment has been included in the unaudited pro forma condensed consolidated statement of income for the anticipated increased investment income resulting from the $139.6 million increase in the Company's investment portfolio (net of taxes and selling expenses).


       The pro forma adjustments also assume $8.4 million of equity earnings resulting from the Company's ownership of LandAmerica's outstanding common stock. These equity earnings were derived from LandAmerica's 1997 unaudited pro forma statement of income. LandAmerica has identified $40 million of future expense savings which it believes will be achieved through reduction in staff, consolidation of data processing and elimination of certain duplicate or excess facilities. No adjustment has been included in the unaudited pro forma condensed consolidated income statement and balance sheet for the anticipated expense savings.

(3) The shareholders' equity section of the unaudited pro forma condensed consolidated balance sheet reflects an estimated after-tax gain on the sale of the Company's title insurance operations of $136.8 million and reversal of the title insurance operations' net unrealized gain on investments held as available for sale, of $7.2 million. The pretax deferred gain of $165.9 million, taxes payable from the sale of $120.0 million, and accrued expenses related to the sale of $12.0 million, are included in the "accounts payable, accrued expenses and other" line in the accompanying unaudited pro forma condensed consolidated balance sheet.

(c)  Exhibits.

1. Amended and Restated Stock Purchase Agreement, dated as of December 11, 1997 by and among, RIC, the Company, LandAmerica and Lawyers Title Insurance Corporation (incorporated by reference to Appendix A to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).

2. Voting and Standstill Agreement, dated as of February 27, 1998, by and among LandAmerica, the Company and RIC (incorporated by reference to Exhibit B to Appendix A to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).

3. Registration Rights Agreement, dated as of February 27, 1998, by and between LandAmerica and RIC (incorporated by reference to Exhibit A to Appendix A to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).

4. Articles of Amendment to LandAmerica's Articles of Incorporation (incorporated by reference to Appendix B to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29,
     1998).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 1998
                                    RELIANCE GROUP HOLDINGS, INC.

                                    By  /s/ James E. Yacobucci
                                      -----------------------------------------
                                            James E. Yacobucci
                                            Senior Vice President-Investments

                                  EXHIBIT INDEX

EXHIBIT                                                                PAGE
NUMBER                      EXHIBIT                                   NUMBER

1    Amended and Restated Stock Purchase Agreement, dated as of
     December 11, 1997 by and among, RIC, the Company, LandAmerica and Lawyers Title Insurance Corporation (incorporated by reference to Appendix A to LandAmerica's definitive Proxy
     Statement filed with the Securities and Exchange Commission on January 29, 1998).

2    Voting and Standstill Agreement, dated as of February 27,
     1998, by and among LandAmerica, the Company and RIC
     (incorporated by reference to Exhibit B to Appendix A to LandAmerica's Definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).

3 Registration Rights Agreement, dated as of February 27, 1998, by and between LandAmerica and RIC (incorporated by reference to Exhibit A to Appendix A to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).

4    Articles of Amendment to LandAmerica's Articles of
     Incorporation (incorporated by reference to Appendix B to LandAmerica's definitive Proxy Statement filed with the Securities and Exchange Commission on January 29, 1998).